Exhibit 99.2

TapImmune Chairman and CEO, Glynn Wilson, Ph.D. Provides Corporate Update on Company Progress

SEATTLE, Feb. 25, 2014 (GLOBE NEWSWIRE) -- TapImmune Inc. (OTCQB:TPIVD) Chairman and CEO, Glynn Wilson, Ph.D., has issued the following letter to the shareholders.

Dear Shareholders,

Over the past few years TapImmune has developed a strong scientific and clinical position in immunotherapy but has lacked the financial resources to fully leverage it.  To address this, we now announce the completion of a corporate restructuring to attract the financial backing of some of the most respected names in life science to aid us in executing our product development plans and to provide fuel for our growth.  For 2014, we have ambitious plans to advance and deepen our pipeline as we expand operations and explore strategic business development opportunities. Following is a partial summary of the progress we made over the last six months, as well as an overview of our objectives for 2014.

2013/2014 Highlights

To improve our profile in the investment community and place us on a stronger financial foundation, we have completed a capital restructure and successfully converted approximately $5,000,000 in secured and unsecured debt and payables eliminating the vast majority of the debt on our balance sheet.  As the result of the conversion and a reverse stock split, we currently have approximately 16 million common shares outstanding.  This provides a much more attractive capital structure, a strong balance sheet and allows the company to be valued at what we believe to be an extremely attractive entry point.  To reflect the changes in our share structure, our ticker symbol will be TPIVD for the next 20 trading days.

In 2013, our HER2/neu clinical program continued with full recruitment of breast cancer patients, progression through initial safety checkpoint and demonstration of immune responses with interim data expected to be released in the near future. We also saw a major advancement in technology development in our own laboratories with “proof of concept” that our new and novel expression vector technology (PolyStart™) could provide a much greater signal for T-cells to kill abnormal cells and become a platform technology from which we can build out multiple applications and revenue streams. Additional data and information will be forthcoming as we attempt to further secure the intellectual property around this exciting technology advancement.

During 2013, results from our infectious disease program have opened several business development opportunities we expect to solidify by the end of 2014.

2014 Outlook

Consistent with our new financial structure, we plan to raise sufficient capital to progress our current clinical trials, license-in new clinical programs and expand our technology platforms well into 2015.  We intend to also expand our patent portfolio and continue building a top-tier management team.  As previously mentioned, the majority of our Company's prior debt has also been retired, further strengthening our overall financial position.

Over the next 12 months, we intend to advance and report on various clinical trials and R&D programs, thereby further strengthening the commercial potential of our comprehensive approach to immunotherapy that is designed to stimulate Helper T-cells and Killer T-cells and to enhance antigen presentation.  All of the above considered, we believe makes TapImmune a leading innovator and a world-class immunotherapy company.

HER2/neu Breast Cancer Phase I/II clinical trials – Interim data analysis from our current Phase I trial has demonstrated safety.  In addition, we plan to provide an interim analysis of specific T-cell immune responses associated with the first set of patients treated with 4 Class II antigens in the first quarter of 2014. We expect that this Phase I study will be formally completed this year.   We plan to have discussions with the FDA on an IND amendment for a Phase I/II study that combines a novel Class I antigen along with the 4 Class II antigens.  We expect this study to start in quarter four, and we will provide updates on our progress.

Deeper Pipeline – We have identified additional clinical assets that could enhance and deepen our clinical pipeline. We will provide more information on these opportunities as they develop.

PolyStart™ Technology – We will continue to secure the intellectual property portfolio surrounding our novel expression vector technology in the first quarter and expect to complete the preclinical testing in 2014 for subsequent incorporation into our HER2/neu clinical strategy and other pipeline developments.

Viral Disease Program – We will be reviewing our ongoing collaboration with Mayo Clinic on a novel smallpox vaccine in quarter one to determine progression to primate studies. Initial data from the studies looks very positive and a formal presentation of the findings will be made public when fully compiled.  We expect that a decision to exercise the option to license this technology will be made in quarter two. We believe that the combination of novel peptide antigens plus our PolyStart™ technology is widely applicable to emerging viral threats. We expect to further this approach through collaborations, business development opportunities and non-dilutive financing sources.

Intellectual Property – In addition to licensing new intellectual property surrounding a new clinical program, we intend to file the initial patent for PolyStart™ and continue to develop this technology to solidify and enhance the patent position for a variety of cancers and viral diseases.   We plan to be active in acquiring additional immunotherapy technologies that are synergistic with our current approach.

Strategic Collaborations – TapImmune will continue to develop strategic collaborations with leading institutions to: (i) leverage and enhance our research and development approaches, (ii) license new technologies and (iii) initiate additional clinical programs. We plan to strengthen our relationship with The Vaccine and Gene Therapy Research Institute of Florida and our collaborator Dr. Keith Knutson who recently relocated there from Rochester, MN.

Co-Development/Out-Licensing – We plan to seek a development partner for commercialization of our smallpox vaccine and viral disease program.  While TapImmune will not be a company specializing in Bio-Defense; our technology platform fits extremely well with those that are developing and already provide contracted countermeasure vaccines for viral threats such as Smallpox.

Development Partnerships -- As we enter Phase II clinical trials and data are generated and published, we believe there will be significant interest from pharmaceutical companies.  Because TapImmune is the only public company with a comprehensive approach to stimulate T-helper cells and T-killer cells and to enhance antigen presentation, we expect to attract significant interest in potential partnering and other strategic business development opportunities, particularly as our product candidates are intended to be simple injectable pharmaceuticals that are potentially synergistic with other approaches to cancer therapy.

Stock Market Uplisting – It is the strategic aim of TapImmune to meet the share price and shareholder equity criteria for listing its common stock on a national exchange, either Nasdaq or the New York Stock Exchange. As soon as we meet such criteria, we will take the necessary steps to up-list.

While we are currently focused on HER2/neu breast and ovarian cancer, our approaches can be explored for use with other cancers including colorectal and metastatic melanoma.  Our focus on enhancing antigen presentation, in a prime and boost strategy, gives us the opportunity to make other approaches that are in development or already commercialized for cancer treatment, more effective and to establish TapImmune as a leading Immunotherapy company in the fight against cancer.

In closing, I thank you, our shareholders and investors, for helping to position TapImmune to build on its outstanding scientific foundation. In addition, I also extend our appreciation to our scientists and collaborators who have shared our vision and helped us make exceptional technical progress with minimal resources.  Therefore I greatly look forward to reporting on our progress during 2014.

Sincerely,

Glynn Wilson, Ph.D.

Chairman and Chief Executive Officer

Tele: (206) 504-7280

For more information, please visit http://www.tapimmune.com.

About TapImmune Inc.

TapImmune Inc. is an immunotherapy company specializing in the development of innovative vaccine technologies for the treatment of cancer and infectious disease. The Company’s vaccine compositions, peptide or nucleic acid-based, comprise one or multiple naturally processed epitopes (NPEs) designed to comprehensively stimulate a patients’ killer T-cells, helper T-cells and to restore or further augment antigen presentation by the modulation of TAP (Transporter associated with Antigen Processing). The Company believes that its vaccine compositions may be used as stand-alone medications or in combination with current treatment modalities. Please visit the Company’s website at www.tapimmune.com for details.

Forward-Looking Statement Disclaimer: This release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements”. Forward-looking statements are by their nature subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stored in such statements. Such risks, uncertainties and factors include, but are not limited to the risks set forth in the Company’s most recent Form 10-K and other SEC filings which are available through EDGAR at www.sec.gov. The Company assumes no obligation to update the forward-looking statements.